Brian Smith
ESI
503-672-5760
smithb@esi.com

ESI Announces Second Quarter Fiscal 2018 Results

PORTLAND, Ore. – November 1, 2017 – Electro Scientific Industries, Inc. (NASDAQ:ESIO), an innovator of laser-based manufacturing solutions for the microtechnology industry, today announced results for its fiscal 2018 second quarter ended September 30, 2017. Financial measures are provided on both a GAAP and a non-GAAP basis, which excludes the impact of purchase accounting, equity compensation, restructuring, impairments of other assets and inventory, and other items included in the non-GAAP reconciliation table below.
Second quarter revenue was $71.0 million, compared to $29.7 million in the second quarter of last fiscal year. GAAP net income was $4.3 million or $0.12 per diluted share, compared to a net loss of $9.7 million, or $0.30 per share one year ago. On a non-GAAP basis net income was $13.7 million or $0.39 per diluted share, compared to net loss of $7.7 million or $0.24 per share in the prior year's second quarter.
Michael Burger, CEO of ESI, stated, “We delivered a quarter of strong financial results, with revenues more than doubling from one year ago, higher gross margin, lower fixed expenses, and strong earnings."
Burger continued, "We are in an extraordinary time as we have seen a near-term inflection in growth for flexible circuit drilling equipment as a result of new materials, technologies, and applications for flexible circuits. During the quarter we received several large orders for our industry-leading 5335 series of flexible circuit drilling products. Combining our flex demand with excellent performance across our other

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2018 Results

product categories resulted in total orders for the quarter of $128.9 million.”
On a GAAP basis gross margin was 37.4%, compared to 37.0% in the second quarter of last year, and was impacted by $6.1 million of charges for impairment of other assets and inventory as we completed our restructuring and product portfolio pruning activities. Operating expenses were $22.1 million, up from $20.9 million last year, with lower fixed expenses offset by higher variable expenses and $2.2 million of restructuring costs. “We have completed the major elements of our restructuring program as committed and expect to be fully in our cost structure model for the third quarter,” Burger noted. Operating income was $4.4 million, compared to a loss of $9.9 million in last year's second quarter.
Non-GAAP gross margin was 46.4%, up from 38.2% in the second quarter of last year on higher sales volume. Non-GAAP operating expenses were $18.6 million, down from $18.9 million a year ago despite the addition of variable expenses associated with significantly higher revenues. Non-GAAP operating income was $14.4 million, or 20% of sales, compared to a loss of $7.6 million last year.
Balance Sheet and Cash Flow
At quarter end, total cash, restricted cash and current investments increased to $81.9 million. The company generated $18.3 million of cash from operations during the quarter. Sequentially, inventories decreased by $0.8 million, and accounts receivable decreased by $1.4 million. DSO is at 61 days.
Third Quarter 2018 Outlook
Based on current market and backlog conditions, revenues for the third quarter of fiscal 2018 are expected to be between $80 and $90 million. Non-GAAP earnings per diluted share is expected to be $0.48 to $0.60. Given order and backlog projections we expect fourth quarter results to be in a similar range.
Burger concluded, "The current manufacturing environment is as robust as I can recall in recent history, which is driving demand for products across our portfolio. In addition, our flex business is performing at exceptional levels, driven by both significant capacity additions and ramp of new applications and

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2018 Results

materials. Although we do not expect these business levels to continue indefinitely, we believe the underlying technology trends will drive growth in our markets over multiple years, and our new business model should allow us to improve profitability and generate consistent earnings over time."
The company will hold a conference call today at 5:00 p.m. ET. The session will include a review of the financial results, operational performance and business outlook, and also a question and answer period. The conference call can be accessed by calling 888-339-2688 (domestic participants) or 617-847-3007 (international participants). The conference ID number is 59042117. A live audio webcast can be accessed at www.esi.com. The webcast will be available on ESI’s website for one year.
Discussion of Non-GAAP Financial Measures
In this press release, we have presented financial measures which have not been determined in accordance with generally accepted accounting principles (GAAP) and are therefore non-GAAP financial measures. Non-GAAP, or adjusted, financial measures exclude the impact of purchase accounting, equity compensation, restructuring, inventory and goodwill write-downs, and other items. We believe that this presentation of non-GAAP financial measures allows investors to assess the company’s operating performance by comparing it to prior periods on a more consistent basis. We have included a reconciliation of various non-GAAP financial measures to those measures reported in accordance with GAAP. Because our calculation of non-GAAP financial measures may differ from similar measures used by other companies, investors should be careful when comparing our non-GAAP financial measures to those of other companies.
About ESI
ESI enables our customers to commercialize technology using precision laser processes. ESI’s solutions produce the industry’s highest quality and throughput, and target the lowest total cost of ownership. ESI is headquartered in Portland, Oregon, with global operations and subsidiaries in Asia, Europe and North America. More information is available at www.esi.com.

Forward-Looking Statements

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2018 Results

The statements contained in this press release that are not statements of historical fact, including statements regarding factors contributing to near-term inflection in growth, completion of our restructuring program, timing of realization of our cost structure model, and the statements under “Third Quarter 2018 Outlook”, and other statements containing the words “believes”, “expects”, “anticipates,” “continue,” “will,” “may” and similar words, constitute forward-looking statements that are subject to a number of risks and uncertainties. These forward-looking statements are based on information available to us on the date of this release and we undertake no obligation to update these forward-looking statements for any reason. Actual results may differ materially from those in the forward-looking statements. Risks and uncertainties that may affect the forward-looking statements include those described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as: the risk that anticipated growth opportunities may be smaller than anticipated or may not be realized; risks related to the relative strength and volatility of the electronics industry; the health of the financial markets and availability of credit for end customers and related effect on the global economy; the volatility associated with the industries we serve which includes the relative level of capacity and demand, and financial strength of the manufacturers; the risk that customer orders may be canceled or delayed, including as a result of any shipment delays; our ability to respond promptly to customer requirements; the risk, especially at heightened production levels, that we may not be able to ship products on the schedule required by customers, whether as a result of production delays, supply delays, or otherwise; our ability to develop, manufacture and successfully deliver new products and enhancements; the risk that customer acceptance of new or customized products may be delayed; the risk that large orders and related revenues may not be repeated; our need to continue investing in research and development; our ability to hire and retain key employees; our ability to create and sustain intellectual property protection around our products; the risk that competing or alternative technologies could reduce demand for our products; the risk that we may not be successful in penetrating new or adjacent markets; the risk that our new products may not gain acceptance in the marketplace; the risk that new products may not be introduced to the market in the anticipated time frame or at all; risks associated with our restructuring efforts; foreign currency fluctuations; the risk that duties or tariffs could be imposed or increased on goods imported or exported by us; the risk of timing of shipments or increased costs related to licenses for goods exported by us; the risk that changes to policies regarding immigration and visits to the United States could negatively impact our ability to hire or retain and train qualified personnel or our ability to operate internationally on an integrated basis; the company’s ability to utilize recorded deferred tax assets; taxes, interest or penalties resulting from tax audits; and changes in tax laws or the interpretation of such tax laws.

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com

ESI Announces Second Quarter Fiscal 2018 Results

ELECTRO SCIENTIFIC INDUSTRIES, INC. AND SUBSIDIARIES
Second Quarter Fiscal 2018 Results
Condensed Consolidated Statements of Operations
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands, except per share data)	Sep 30, 2017	Jul 1, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
Net sales:
Systems	$60,316	$62,093	$21,442	$122,409	$59,642
Services	10,651	10,591	8,216	21,242	17,684
Total net sales	70,967	72,684	29,658	143,651	77,326
Cost of sales:
Systems	38,179	41,426	14,146	79,605	36,568
Services	6,256	4,838	4,532	11,094	8,970
Total cost of sales	44,435	46,264	18,678	90,699	45,538
Gross profit	26,532	26,420	10,980	52,952	31,788
Gross margin	37.4%	36.3%	37.0%	36.9%	41.1%
Operating expenses:
Selling, general and administrative	11,648	12,808	12,766	24,456	25,637
Research, development and engineering	8,274	8,934	7,760	17,208	15,390
Restructuring costs	2,162	1,211	—	3,373	—
Acquisition and integration costs	—	—	335	—	335
Total operating expenses	22,084	22,953	20,861	45,037	41,362
Operating income (loss)	4,448	3,467	(9,881)	7,915	(9,574)
Non-operating (expense) income:
Interest and other (expense) income, net	(229)	(184)	206	(413)	128
Total non-operating (expense) income	(229)	(184)	206	(413)	128
Income (loss) before income taxes	4,219	3,283	(9,675)	7,502	(9,446)
(Benefit from) provision for income taxes	(41)	381	—	340	347
Net income (loss)	$4,260	$2,902	$(9,675)	$7,162	$(9,793)
Net income (loss) per share - basic	$0.13	$0.09	$(0.30)	$0.21	$(0.30)
Net income (loss) per share - diluted	$0.12	$0.08	$(0.30)	$0.21	$(0.30)

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ESI Announces Second Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2018 Results
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	Sep 30, 2017	Jul 1, 2017	Apr 1, 2017
Assets
Current assets:
Cash and cash equivalents	$47,973	$58,909	$56,642
Short-term investments	32,802	9,720	5,743
Trade receivables, net	47,565	48,081	40,494
Inventories	61,423	62,257	58,942
Shipped systems pending acceptance	7,765	6,657	5,713
Other current assets	5,309	5,358	6,180
Total current assets	202,837	190,982	173,714
Non-current assets:
Property, plant and equipment, net	18,874	20,480	21,619
Goodwill	2,626	2,626	3,027
Acquired intangible assets, net	5,883	6,266	6,564
Other assets(1)	17,819	15,243	19,821
Total assets	$248,039	$235,597	$224,745
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$24,378	$25,793	$21,213
Accrued liabilities	32,050	23,818	22,186
Deferred revenue	15,782	14,834	14,712
Total current liabilities	72,210	64,445	58,111
Non-current liabilities
Long-term debt	12,982	13,379	13,489
Income taxes payable	1,285	1,214	1,036
Other liabilities	7,956	8,114	7,578
Total liabilities	94,433	87,152	80,214
Shareholders' equity:
Preferred and common stock	208,670	207,954	207,152
Accumulated deficit	(54,246)	(58,506)	(61,407)
Accumulated other comprehensive loss	(818)	(1,003)	(1,214)
Total shareholders' equity	153,606	148,445	144,531
Total liabilities and shareholders' equity	$248,039	$235,597	$224,745
End of period shares outstanding	34,067	33,689	33,260

(1)	Included in Other assets is long-term restricted cash of $1.1 million each on Sep 30, 2017, Jul 1, 2017 and Apr 1, 2017.

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ESI Announces Second Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
Analysis of Second Quarter Fiscal 2018 Results
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(Dollars and shares in thousands)	Sep 30, 2017	Jul 1, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
Sales detail:
Printed Circuit Board	$43,541	$52,318	$13,527	$95,859	$44,445
Component Test	7,677	8,181	4,990	15,858	9,592
Semiconductor	12,028	6,737	7,222	18,765	14,831
Industrial Machining	7,721	5,448	3,919	13,169	8,458
Net Sales	$70,967	$72,684	$29,658	$143,651	$77,326

As % of Net Sales
GAAP
Gross profit	37.4%	36.3%	37.0%	36.9%	41.1%
Selling, general and administrative expense	16%	18%	43%	17%	33%
Research, development and engineering expense	12%	12%	26%	12%	20%
Total operating expenses	31%	32%	70%	31%	53%
Operating income (loss)	6%	5%	(33%)	6%	(12%)
Non-GAAP
Gross profit	46.4%	46.7%	38.2%	46.5%	43.5%
Net operating expenses	26%	28%	64%	27%	49%
Operating income (loss)	20%	19%	(26%)	19%	(6%)

GAAP - Effective tax rate %	(1.0%)	11.6%	—%	4.5%	(3.7%)
Weighted average shares outstanding
Basic	33,861	33,432	32,396	33,647	32,109
Diluted GAAP	34,874	34,321	32,396	34,716	32,109
Diluted Non-GAAP	34,874	34,321	32,396	34,716	32,109
End of period employees	594	607	725	594	725

Reconciliation of Cash and Investments
		Sep 30, 2017	Jul 1, 2017	Apr 1, 2017	Oct 1, 2016
Cash		29,998	37,976	29,302	25,659
Cash equivalents		17,975	20,933	27,340	27,026
Restricted cash		1,098	1,094	1,090	—
Cash, cash equivalents, and restricted cash at end of period		49,071	60,003	57,732	52,685
Short-term investments		32,802	9,720	5,743	3,500
Cash, restricted cash and current investments		81,873	69,723	63,475	56,185

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ESI Announces Second Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2018 Results
Reconciliation of GAAP to Non-GAAP Financial Measures:
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands, except per share data)	Sep 30, 2017	Jul 1, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
Gross profit per GAAP	$26,532	$26,420	$10,980	$52,952	$31,788
Purchase accounting	242	251	228	493	457
Equity compensation	77	67	136	144	256
Charges for other asset and inventory impairment	6,083	7,194	—	13,277	1,116
Non-GAAP gross profit	$32,934	$33,932	$11,344	$66,866	$33,617

Operating expenses per GAAP	$22,084	$22,953	$20,861	$45,037	$41,362
Purchase accounting	(117)	(219)	(203)	(336)	(453)
Equity compensation	(1,253)	(1,211)	(1,383)	(2,464)	(2,553)
Impairment of assets	—	—	—	—	(100)
Acquisition and integration costs	—	—	(335)	—	(335)
Restructuring costs	(2,162)	(1,211)	(14)	(3,373)	(51)
Non-GAAP operating expenses	$18,552	$20,312	$18,926	$38,864	$37,870

Operating income (loss) per GAAP	$4,448	$3,467	$(9,881)	$7,915	$(9,574)
Non-GAAP adjustments to gross profit	6,402	7,512	364	13,914	1,829
Non-GAAP adjustments to operating expenses	3,532	2,641	1,935	6,173	3,492
Non-GAAP operating income (loss)	$14,382	$13,620	$(7,582)	$28,002	$(4,253)

Non-operating (expense) income, net per GAAP	$(229)	$(184)	$206	$(413)	$128
Acquisition-related adjustments	—	—	(190)	—	(190)
Non-GAAP non-operating (expense) income	$(229)	$(184)	$16	$(413)	$(62)
Non-GAAP income (loss) before income taxes	$14,153	$13,436	$(7,566)	$27,589	$(4,315)

Net income (loss) per GAAP	$4,260	$2,902	$(9,675)	$7,162	$(9,793)
Non-GAAP adjustments to gross profit	6,402	7,512	364	13,914	1,829
Non-GAAP adjustments to operating expenses	3,532	2,641	1,935	6,173	3,492
Non-GAAP adjustments to non-operating expense	—	—	(190)	—	(190)
Income tax effect of other non-GAAP adjustments	(483)	(24)	(101)	(507)	(36)
Non-GAAP net income (loss)	$13,711	$13,031	$(7,667)	$26,742	$(4,698)
Basic Non-GAAP net income (loss) per share	$0.40	$0.39	$(0.24)	$0.79	$(0.15)
Diluted Non-GAAP net income (loss) per share	$0.39	$0.38	$(0.24)	$0.77	$(0.15)

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ESI Announces Second Quarter Fiscal 2018 Results

Electro Scientific Industries, Inc.
Second Quarter Fiscal 2018 Results
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal quarter ended			Two fiscal quarters ended
(In thousands)	Sep 30, 2017	Jul 1, 2017	Oct 1, 2016	Sep 30, 2017	Oct 1, 2016
Net income (loss)	$4,260	$2,902	$(9,675)	$7,162	$(9,793)
Non-cash adjustments and changes in operating activities	14,005	4,529	2,204	18,534	13,770
Net cash provided by (used in) operating activities	18,265	7,431	(7,471)	25,696	3,977
Net cash (used in) provided by investing activities	(28,597)	(4,789)	(2,475)	(33,386)	6,504
Net cash (used in) provided by financing activities	(725)	(506)	259	(1,231)	(139)
Effect of exchange rate changes on cash	125	135	(91)	260	(70)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,932)	2,271	(9,778)	(8,661)	10,272
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	60,003	57,732	62,463	57,732	42,413
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$49,071	$60,003	$52,685	$49,071	$52,685

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ESI Announces Second Quarter Fiscal 2018 Results

Reconciliation of GAAP to Non-GAAP Financial Measures - Projected	Fiscal quarter ending December 30, 2017

Non-GAAP earnings per diluted share	0.48 - 0.60
Purchase accounting	(0.01)
Equity compensation	(0.04)
Other items	(0.04) - (0.02)
GAAP earnings per diluted share	0.39 - 0.53

13900 NW Science Park Drive | Portland, Oregon 97229 | 503.641.4141 | www.esi.com